Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Group Provides Preliminary First Quarter 2007 Results;
Full Financial Results Scheduled for May 10

ANAHEIM, Calif., May 3, 2007 – Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), a leading provider of outsourced services to public agencies, today announced preliminary results for the first quarter ended March 30, 2007.  Final results will be reported on Thursday, May 10, 2007.

Willdan expects to report revenue of approximately $19.3 million and a net loss of approximately $250,000, or $0.03 per share, for the first quarter of 2007.  The expected net loss is the result of lower than expected revenue growth and a number of unusual items, including executive severance, retirement and recruitment costs, and costs related to the company’s initial compliance with Sarbanes-Oxley Act requirements, which were partially offset by a reduction in accrued expense related to the litigation that was settled during the quarter.  Management transitions during the first quarter of 2007 included former CEO Win Westfall’s retirement, Thomas Brisbin’s recruitment and appointment as CEO of Willdan, effective April 2, and the appointment of David Hunt as president of Willdan’s largest subsidiary, effective March 22.

Thomas Brisbin, CEO of Willdan, stated, “We have already identified a number of opportunities to further strengthen our operations.  Our markets and business are fundamentally sound, and now that these management transitions are behind us, we’re positioned to execute on building our core business.  We look forward to improved financial performance in the second quarter of this year.”

Conference Call and Webcast – May 10, 2007

Willdan will release its final financial results for the first quarter ended March 30, 2007 after the close of the NASDAQ Global Market on Thursday, May 10, 2007.  Following the press release, Chief Executive Officer Thomas Brisbin and Chief Financial Officer Mallory McCamant will hold a conference call with the financial community at 5:00 p.m. Eastern/2:00 p.m. Pacific on the same day.

Interested parties may participate in the conference call by dialing 800-240-4186 (303-262-2138 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  A telephonic replay of the conference call may be accessed

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approximately two hours after the call through May 24, 2007, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11089134#.

The conference call will be webcast simultaneously on Willdan Group’s website at www.willdangroup.com under Investor Relations: Events.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in    markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business, and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 29, 2006 filed on March 27, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant

Chief Financial Officer

Tel: 714-940-6327

mallory@willdangroup.com

Moira Conlon

The Abernathy MacGregor Group Inc.

Tel: 213-630-6550

MHC@abmac.com

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